UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2017

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Leucadia Board of Directors approved an executive compensation plan (the Plan) that extends Leucadia’s current compensation plans for Rich Handler, our CEO, and Brian Friedman, our President (together, our Executives), for compensation years 2018, 2019 and 2020. Upon final approval on January 1, 2018, the Plan will take effect and the long-term equity compensation component will be granted. To receive targeted long-term compensation, our Executives will have to achieve at least 8% growth on an annual and multi-year compounded basis in Leucadia’s total shareholder return (TSR) or Leucadia’s Return on Tangible Deployable Equity (ROTDE) during the five-year period from 2018 through 2022. If TSR and ROTDE are less than 5% (increased from the 4% threshold used in 2016 and 2017), our Executives will receive no long-term compensation. TSR and ROTDE are the same performance metrics currently in use in respect of 2016 and 2017. With the exception of base salaries, the Plan is 100% performance-based.

TSR is the annualized rate of return reflecting price appreciation plus reinvestment of dividends and distributions to shareholders and the compounding effect of dividends paid and distributions on reinvested dividends and distributions over each measurement period. ROTDE is net income adjusted for amortization of intangible assets divided by tangible book value at the beginning of the year adjusted for intangible assets and deferred tax assets.

The Compensation Committee selected the Plan’s performance criteria and payment and vesting thresholds after taking into account, among other things, Leucadia’s performance, the long-term nature of our strategy, our shareholders’ feedback, compensation paid by Leucadia’s peers, the annual compensation that had historically been awarded to our Executives at Leucadia and Jefferies, our experience to date under the 2016 and 2017 executive compensation plans, the multiple roles filled by our Executives, the potential alternative employment opportunities available to our Executives, and that our Executives do not have and have never had employment or severance agreements.

As was the case in 2016 and in 2017, the Compensation Committee has targeted annual long-term compensation of $25 million under the Plan, which achieves the Compensation Committee’s goal of targeting our Executives’ compensation at or below median compensation levels of peer-firm executives. After two years of all-equity compensation plans, with no short- or long-term cash component, our Compensation Committee decided to introduce long-term cash as a component of the Plan. Accordingly, the targeted annual long-term compensation will be divided between $9 million in long-term cash and $16 million in long-term equity, both of which will remain subject to performance targets over the three-year measurement period for each compensation year. In each of the three years of the compensation year’s three-year measurement period, if our Executives meet performance targets, each is eligible to be paid one-third (or $3 million) of the long-term cash or bank one-third (or $5.3 million) of the long-term equity, which will be in the form of restricted stock units (RSUs).

The Plan will have the following performance conditions:

•	Performance Metrics: Long-term cash compensation under the Plan will be based upon the compound growth rates of Leucadia’s ROTDE, and long-term equity compensation under the Plan will be based upon the compound growth rates of Leucadia’s TSR, which will be measured from the closing price of our common stock on the last trading day of December in the year preceding the reference compensation year. For both ROTDE and TSR, the annual, two- and three-year results will be used to determine payments and vesting for each compensation year.

•	Performance Targets and Thresholds:

•	Long-Term Cash: If Leucadia’s ROTDE is less than 5%, our Executives will not receive any long-term cash compensation. If Leucadia’s ROTDE is between 5% and 8% on average over the three-year measurement period, each of our Executives will be eligible to receive long-term cash compensation of between $4.5 million and $9 million. If ROTDE is greater than 8%, each of our Executives is eligible to receive up to an additional 50% in long-term cash compensation on a pro rata basis up to 12%.

•	Long-Term Equity: If Leucadia’s TSR is less than 5%, our Executives will not receive any long-term equity compensation. If Leucadia’s TSR is between 5% and 8% on a compounded basis over the three-year measurement period, each of our Executives will be eligible to receive long-term equity compensation of between $8 million and $16 million in RSUs. If TSR is greater than 8%, our Executives are eligible to receive up to an additional 50% in long-term equity compensation on a pro rata basis up to 12%.

No additional long-term cash or long-term equity compensation will be awarded for TSR or ROTDE exceeding 12%.

•	Performance Vesting Mechanism: Although long-term compensation will not be paid in full for cash or vest for RSUs until after three years from the beginning of the reference compensation year, portions of the overall awards may be paid in cash or banked via RSUs for each Executive based upon each measurement period’s TSR and ROTDE (for example, for compensation year 2018, if ROTDE for 2018 were to be 8%, each Executive would be eligible to receive a $3 million cash payment, and if TSR equaled 8% in 2018, each Executive would be eligible to bank one-third of targeted long-term equity compensation, but those RSUs would not vest until the beginning of 2021). Any RSUs that have not been banked during each measurement period will remain available to vest if two- or three-year growth rates meet or exceed thresholds. The total potential vested RSUs will equal the greater of (a) the sum of all banked RSUs for the first two measurement periods and (b) potential vested RSUs based upon the three-year growth rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: December 29, 2017	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and
Associate General Counsel